As filed with the Securities and Exchange Commission on July 13 , 2005 File # 333-119735

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1/A

Amendment No. 4

REGISTRATION STATEMENT

Under the

SECURITIES ACT OF 1933

SPROUT DEVELOPMENT INC.

(Name of Small Business Issuer in its Charter)

                Alberta

      7372

             N/A

State or other Jurisdiction of

               Primary Standard Industrial              I.R.S Employer Identification No.

Incorporation or Organization

              Classification Code Number

Suite 1250, 720 – 5th Avenue S.W.,

Calgary, Alberta, T2P 3R7

Tel : (403) 262-6641 Facsimile: (403) 206-2439

Paracorp Incorporated

318 No. Carson Street Suite #208

Carson City, Nevada 89701 Telephone: (775) 883-0104

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies of Communications to:

W. Scott Lawler Esq.

1530 Ninth Ave. S.E.,

Calgary, Alberta, Canada, T2G 0T7

Telephone: (403) 693-8014, Facsimile (403) 272-3620

Approximate date of commencement of proposed sale to the public: as soon as possible after this Registration Statement is effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock [2]	4,000,000	US $0.10	US $400,000	$50.68

Warrants to purchase Common Stock	4,000,000	N/A	N/A	$0.00
Common Stock Underlying Warrants	2,000,000	US $0. 10 [3]	US $200,000	$25.34

(2)

Calculated pursuant to Rule 457(a).

(3)

This Common Stock was previously issued in July, 2004, at a price of US$0.01875 per share.

(4)

  Each of the 4,000,000 shares of previously issued Common Stock subject of this prospectus has a warrant attached to purchase Common Stock on the basis of two (2) warrants plus US$0.10 are convertible into one share of Common share of the Company at any time within 12 months from the effective date of this prospectus. Shares to be issued pursuant to warrant exercise are registered under this prospectus.

(5)

Calculated pursuant to Rule 457(g)(1).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

SPROUT DEVELOPMENT, INC.

THIS PROSPECTUS COVERS THE SALE OF

4,000,000 Units of Sprout Development, Inc., which consists of:

4,000,000 Shares of Common Stock

Warrants to purchase a total of 2,000,000 shares of Common Stock

All of the Units of Sprout Development, Inc., an Alberta, Canada corporation ("Sprout Development") offered hereby are being offered by the shareholders of Sprout Development.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities offered under this prospectus and one may never develop for any of the securities. (SEE "RISK FACTORS" BEGINNING ON PAGE 5)

This prospectus covers the registration and sale by the selling shareholders of 4,000,000 Units of Sprout Development which consists of: (a) 4,000,000 shares of Common Stock, and (b) share purchase warrants (the "Warrants") convertible into an additional 2,000,000 shares of Common Stock upon tender to Sprout Development of the Warrants plus the exercise price of $0.10 per (1) share of Sprout Development Common Stock within 12 months from the date of this prospectus (“the Units”).  The 2,000,000 shares of Common Stock underlying the Warrants are being registered under this prospectus, however, such shares cannot be directly distributed or offered for resale unless or until they are purchased by the exercise of the applicable number of Warrants.

Pursuant to applicable U.S. securities laws and regulations, the selling security holders identified in this prospectus are deemed to be underwriters of the securities offered hereunder. The selling shareholders will be selling the Units at a fixed price of $0.10 per Unit for their own accounts without other consideration to Sprout Development or any other party.

Following the effective date of the registration statement on Form F-1 in which this prospectus is included, we intend to have an application submitted for approval of our common stock to be quotated on the Over-the Counter/Bulletin Board quotation system. Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

The information in this prospectus is not complete and may be changed.  The securities covered by this prospectus may not sell these securities until the registration statement relating to these securities been filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is July __, 2005

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND AUDITORS	12
OFFER STATISTICS AND EXPECTED TIME TABLE	12
KEY INFORMATION	13
INFORMATION ON THE COMPANY	13
OPERATING AND FINANCIAL REVIEW AND PROSPECTS MANAGEMENT”S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION	17
DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES	20
MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS	22
SHARES ELIGIBLE FOR FUTURE SALE	23
THE OFFER AND LISTING	24
ADDITIONAL INFORMATION	30
DESCRIPTION OF SECURITIES	38
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	39
TRANSFER AGENT	39
FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

Summary

The following is a summary of the information contained in this document. While this summary provides an accurate description of the material information included in this document, the reader is encouraged to review the more detailed information and financial statements contained elsewhere in this document. Following this Summary are a series of questions and answers which we believe most readers will find useful relative to Sprout Development Inc. and this offering .. We encourage you to read them carefully so you may have a clearer understanding of this prospectus.

Our Company

Sprout Development, Inc. was incorporated in Alberta on July 19, 2004. Our business address is Suite 702, 505 4th Avenue SW Calgary, Alberta, Canada. Our telephone number is (403) 262-6641, and our fax number is (403) 206-2439.

Sprout Development has been in the development stage since its formation on July 19, 2004. The Company plans to market web based software that provides a non-confrontational method for parents to communicate the schedules of their children in a co-parenting environment. Sprout Development's activities during the development stage have included corporate formation, stock issuance, and work on development of operating plans for the commercialization of Sprout Development’s software in North America. Once this prospectus becomes effective, we plan to pursue growth via a channel sales model whereby we will attempt to access potential customers through businesses that promote child management or co-parenting services.

We plan to generate revenues by selling the Sprout Development software to divorced parents in North America. The anticipated sales are to be in the form of a one-time fee for use of the web software. However, as of the date hereof, we have neither contacted any channel sales companies to assist us in marketing the Sprout Development system nor have revenue producing activities yet commenced.

We are currently devoting 100% of our human resources to the development and approval of this prospectus and, due to the lengthy approval process, we do not expect to begin any product development until after the effective date of this prospectus. The Sprout Development system is not developed at this time, there are no “beta” versions available, and Sprout Development does not expect that the system will be functional until at least 6 months after the effective date of this prospectus. In management’s opinion, it is expected that the system could be marketed as soon as it is functional. This time frame is based solely on the experience of Sprout Development’s management and investors are urged to look elsewhere in this prospectus for the experience of Sprout Development’s management in developing and marketing software.

The Offering

Securities Being Registered

This prospectus covers the registration and sale by the selling shareholders of 4,000,000 Units of Sprout Development, which Units consist of : (a) 4,000,000 shares of Common Stock; and (b) 4,000,000 share purchase warrants (the "Warrants") convertible into an additional 2,000,000 shares of Common Stock upon tender to Sprout Development of plus the exercise price of $0.10 per one (1) share of Sprout Development Common Stock within 12 months of the date this prospectus becomes effective; and (c) the 2,000,000 shares underlying the Warrants .. The shares, the Warrants and the shares underlying the Warrants are collectively referred to as the "Offered Securities" or the “Units”. The total amount of shares of common stock of Sprout Development Common Stock covered by this prospectus is 6,000,000 shares.

The 4,000,000 shares of the Common Stock that are part of the Units and are currently issued and outstanding

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represent 22.2% of all the issued and outstanding shares of the Common Stock of Sprout Development before any warrant exercise, and 30% of all the issued and outstanding shares of the Common Stock of Sprout Development, assuming all the Warrants are exercised and converted into an additional

2,000,000 shares of Sprout Development Common Stock, of which there is no assurance. The management of Sprout Development effectively control approximately 78.8% of the total issued and outstanding Common Stock of Sprout Development.  In the event that all of the Warrants are exercised, management will effectively control 70% of the issued and outstanding shares of Sprout Development.

Sprout Development’s Authorized Share Capital

Number of Shares of Preferred Stock:

Authorized	5,000,000 shares
Issued and Outstanding	None

Number of Shares of Common Stock:

Authorized	Unlimited shares
Issued and Outstanding	18,000,000 shares

Number of Share purchase Warrants:

Issued and Outstanding

4,000,000 warrants, convertible into 2,000,000 shares of Common Stock       upon tender to Sprout Development of two warrants plus payment of $0.10 for one (1) share of Sprout Development Common Stock within 12 months of the date this prospectus becomes effective.

RISK FACTORS

The shares of Sprout Development, Inc., involve a high degree of risk. Holders should review carefully and consider the factors described in "RISK FACTORS STARTING ON PAGE 7."

SUMMARY FINANCIAL INFORMATION

The following tables set forth for the periods indicated selected financial information for Sprout Development, Inc.

SUMMARY BALANCE SHEET DATA: as at January 31, 2005

Current Assets	$ 71,028
Other Assets	$ 5,000
Total Assets	$ 76,028
Total Liabilities	$ 4,156
Shareholders Equity	$ 76,028

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SUMMARY STATEMENT OF OPERATIONS DATA

For the Period from July 19, 2004 (Inception) to January 31, 2005

Revenue	$-
Total Income	$-
Expenses	$8,138
Interest income	$-
Net Loss Per Share	$-

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FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements by the registrant based on its current expectations about its business and its industry. You can identify these forward-looking statements when you see words such as "EXPECT," "ANTICIPATE," "ESTIMATE", "INTEND", and other similar expressions. The Registrant undertakes no obligation to publicly update any forward-looking statements for any reason, even in the event new information becomes available or other events occur in the future, after the date of this registration statement. Unless otherwise indicated, all references to "Dollars", "$" or "US$" refer to U.S. dollars.

RISK FACTORS

There are many risks involved in any purchase of the securities offered. The following section on risk factors includes all of the material risks in this offering.

Risks Related to Business Issues

(1) Our operations to date have been limited to establishing the Company, its business plan, and conducting an informal market survey that was primarily based on Internet searches. We have generated no revenues to date.

Sprout Development is very small and only recently has it begun exploring its business opportunities in the divorce-related software industry. Since we are just starting our proposed operations, any investment in our company is at risk that our proposed new business may never be able to derive any revenues, make a profit or, if we do, it may take a very long time to do so.

(2) Our proposed business may not generate sufficient revenues and profits to cover expected expenditures in the foreseeable future. Additional funds may be needed and may not be available under reasonable terms, or at all.

As of the date of this prospectus, Sprout Development has received no revenues from its proposed business and none are expected in the next 12 months. Without additional capital, either from profits generated through our business, or from new equity invested in Sprout Development, the survival of Sprout Development may be at risk. The balance sheet for the period ended January 31, 2005, indicates that we have stockholder's equity of $76,028 and working capital of approximately $66,872. Since incorporation on July 19, 2004, our shareholder, Puroil, has been our only source of capital. We estimate that we have sufficient funds for supporting more than twelve months of current operations. If we are not able to generate profits from the operations of our business, we may need to raise additional capital. There is no assurance that we will be able to raise sufficient capital to meet our continuing needs, under terms we would consider to be acceptable. If we are unable to obtain additional financing as may be required in the future, we may not be able to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate possible acquisitions or compete effectively in our marketplace. There can be absolutely no assurance that we will be successful in achieving sustained profitability or any of our financial objectives, for that matter.

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(3) The potential market for our services may not develop as we expect and/or we may not be able to achieve the level of revenues we require in order reach, and/or sustain, profitability or to even continue to operate.

We have only informally researched the market to get an indication of the potential of our targeted market and management believes that the possible results of how we may be able to participate are unpredictable at this time. As a result of this unpredictability, our estimation of the potential market could be entirely wrong and, as a result, our proposed business may never achieve any sales or profits and may fail entirely.

(4) Our informal market study may prove incorrect about the market for our software and/or our ability to participate in this market, as we currently expect.

The evaluation of the market for the software has been done solely by our officers and directors. No independent analysis or study of either the market for the software or our ability to compete in such market has been done by any independent experts engaged by Sprout Development. The investor and/or shareholder is at risk if our studies have overestimated the market, underestimated the difficulty of our being able to participate in this market and to generate a profit, or both.

(5) We are attempting to create a commercially viable product based on a yet undeveloped software concept which could fail commercially and cause our company to fail ..

The software concept which is licensed by our company is not accompanied by any developed software and all software related to this concept will need to be developed by the company prior to offering a commercial product.

Since the software is not yet developed, and does not yet even exist in any pre-developed form, it could be that the software is never developed and that the company fails to create a commercially viable product, or any product at all. If this occurs, the company would likely fail and you would lose your entire investment.

(6) We have not conducted any marketing tests or studies on our software concept and thus the concept could be a commercial failure ..

There have been no market studies performed that could assist in determination of the desirability of the software concept and the whole concept could prove undesirable, unmarketable, and not capable of supporting a profitable business.

Because the concept is not developed or tested, and no conclusive market studies have been performed, the company could find that even in the case of developed software, there is insufficient demand, or no demand at all, for its software, in which case the company would likely fail and you would lose your entire investment.

(7) The license that we have acquired related to our software concept is non-exclusive and has not been patented and thus we might be susceptible to competition from any other licensees or the grantor of our license ..

The license that has been granted to our company by our president, Mr. Cozac, is non-exclusive and not patented and Mr. Cozac could offer other licenses to other parties.

Our company has no right to exclude others from engaging in competitive activities. We have no patents upon which to rely and no non-competition agreement with Mr. Cozac. Therefore, Mr. Cozac could become involved with other companies that could compete with our company with our company, which competition could result in the failure of our company and the loss of your entire investment.

(8) It is possible that disputes could arise between users and Sprout Development that could result in Sprout Development being named in litigation, and we have no insurance to cover this potential liability.

Sprout Development presently has no liability insurance coverage for such contingencies and we do not anticipate acquiring any in the future. If we are involved in any litigation resulting from our software

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licensing or acquisition activities, it is possible that we could be forced to expend substantial sums on legal fees even if there is no basis for naming Sprout Development as a defendant and even if we ultimately win in any such litigation. Any adverse decision in any litigation may result a financial judgment against us and, therefore, adversely affect our company, its business and operations, and our investors and shareholders.

(9) Our company has no history of earnings and uncertain future earnings.

To date, the Company has not engaged in any business or operations and has generated no revenues. There is no assurance it will generate any revenues from its proposed operations, or if it does, that such revenues, if any, will be sufficient to sustain operations.

 (10) The uncertainty of additional capital places us at risk for continued operations and may result in shareholder dilution.

Sprout Development may not be able to raise as and when it may require them or that Sprout Development will be able to raise funds on suitable terms. Failure to obtain such financing as and when needed could delay or prevent our proposed business operations, which could adversely affect our financial condition and results of operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to the Company's stockholders is likely to occur.

(11) Our cash flow could be lower than anticipated due to slower than expected customer acceptance.

The Company has generated no cash flow and there is no assurance its proposed products or services will be accepted by anticipated customers, or that any such customers will accept the products and/or services at a time and in a manner that will produce revenues for the Company as and when required for operations.

(12) Protection of our intellectual property is limited.

We have not applied for protection of our business name as a service mark and are relying solely on common law intellectual property rights for protection. There is no assurance that we will be able to successfully defend our common law service mark if contested or infringed upon

(13) Our competitors are more well funded and more organized and further developed than we are and these competitive advantages may result in our inability to compete in our proposed market.

Our potential competitors may have significant competitive advantages, including greater market presence, name recognition and financial, technological and personnel resources, superior engineering and marketing capabilities, and significantly larger installed customer bases. As a result, some of our potential competitors may be able to raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing and sale of products and services than we can. Also, our potential competitors' greater brand name recognition may require us to price our services at lower levels in order to win business. Our potential competitors' financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose and this may have the effect of causing our business to fail.

Risks Related to Management Issues

(1) We are completely dependant on the skills, talents and experience of our management for the development of our business, which may not be adequate to ensure our future success, and may result in failure of the business.

Because our management has limited direct experience in Web-based software within which we are planning to operate, investor funds may be at high risk of loss due to the inexperience of the officers and directors who will be making business decisions. This lack of experience may result in their inability to run a successful business.

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(2) Sprout Development is completely dependent on its management for the product development and marketing and acquisition activities, if any.

Our current management comprise the only personnel available to develop and implement our proposed business and it is probable that we would not have sufficient capital to hire personnel to continue this work should management for any reason cease or be unable to continue to work. Without personnel to supplement our officer and director management, we will not be able to continue to operate.

(3) New Investors and shareholders have little say in the management of our business, which could make it difficult for them to make changes in operations or management.

Our current officers, directors and major shareholders will directly and indirectly own 77.78% of our common stock and will be in a position to continue to control Sprout Development. Such close control may be risky to the investor because our operation is dependent on a very few people who could lack ability, pursuing our operations.

 (4) Our Management's potential conflict of interest could have a negative effect on our company's operations or business opportunities.

Members of our management team are not employed on a full-time or exclusive basis and may pursue additional business opportunities.  Management is currently not in any conflicting situations however, situations could arise in which members of management enter into other businesses that draw time and attention away from our business and this may have a negative effect on us, possibly resulting in a failure of our business.

Risk Factors Related to Financial Issues

(1) No cash dividends are anticipated in the foreseeable future.

Sprout Development has not yet commenced operations, has not realized any income and has not, since incorporation, paid dividends. Furthermore, Sprout Development does not anticipate that it will pay dividends in the foreseeable future and thus the investor or shareholder will only profit by the increase in value of his shares. Our profits, if any, during the next several years are expected to be used to fund its ongoing operations and future business and market development.

(2) There is no market for our common stock and an investment in our stock would be illiquid.

Our stock currently is not listed on any stock exchange or quotation medium. This means that an investment in our stock must be regarded by an investor as being illiquid for an infinite amount of time.

 (3) The Company's Stock Price May Be Volatile.

In recent years and months, the U.S. stock market has experienced significant price and volume fluctuations. These fluctuations, which are often unrelated to the operating performances of specific companies, have had a substantial effect on the market price of stocks, particularly stocks like ours. It is also possible that the Company's operating results will not meet the expectations of its public market analysts, if any, which could have an adverse effect on the trading price of its common shares, assuming the stock ever trades, of which there is no assurance. Accordingly, the market price, if any, for the Company's Common Stock may fluctuate substantially.

(4) Our stock, if ever traded on a public market, will be low priced and the "penny stock" rules could make it difficult for your shares to be traded.

The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1. For the purposes relevant to Sprout Development, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

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It is anticipated that Sprout’s common stock will be regarded as a “penny stock”, since its shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States. Sprout intends to have an application filed on its behalf to have its common stock quoted on the Over-The-Counter/Bulletin Board.  If such approval is provided, Sprout's shares will be regarded as "penny stock" to the extent the market price for its shares is less than $5.00 per share. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

(5) Potential Future Sales Of Sprout's Common Stock Pursuant To Rule 144 Could Depress The Market Value Of Your Shares.

Of the 18,000,000 shares of Sprout Development's Common Stock outstanding prior to this Offering, all are "Restricted Securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933 (the "Act"). In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent (1%) of the issuer's then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate (and has not been an affiliate during the prior three month period) of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of Sprout Development's Common Stock. No shares, other than the Offered Stock which is the subject of this prospectus may be sold free of the volume and manner of sale restriction described above. All of our issued and outstanding shares, other than the Offered Stock, are held by affiliates and subject to the restrictions of Rule 144. (SEE" CERTAIN TRANSACTIONS.")

(6) Potential Anti-Takeover Effect of Authorized Preferred Stock.

Sprout Development is authorized to issue 5,000,000 shares of no par value preferred stock with the rights, preferences, privileges and restrictions thereof to be determined by our Board of Directors. Preferred stock can thus be issued without the vote of the holders of our common stock. Rights could be granted to the holders of preferred stock that could reduce the attractiveness of Sprout Development as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of Common Stock. No preferred stock is currently outstanding, and we have no present plans for the issuance of any shares of preferred stock.

(7) Exercise Of The Warrants Is Uncertain And They May Become Worthless.

Because of the relatively high exercise price of the Warrants, the lack of a market for the Warrants and the uncertainty of the Sprout's business success, the Warrants may never be exercised and they may expire and become worthless to the investor.

The shares of common stock issuable upon exercise of the Warrants are being registered with the Securities and Exchange Commission. The Warrant Agent Agreement, pursuant to which the Warrants will be issued, provides for the extension of the exercise period of the Warrants by Puroil upon fulfillment of certain notice provisions to the Warrant Holders. We will be required, from time to time, to file post-effective amendments to its registration statement in order to maintain a current prospectus covering the issuance of such shares upon exercise of the Warrants. We have undertaken to make such filings and to use our best efforts to cause such post-effective amendments to become effective. If for any reason a required post-effective amendment is not file or does not become effective or is not maintained, the holders of the

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Warrants may be prevented from exercising their Warrants, and they may become worthless. The Sprout shares underlying these Warrants are being registered pursuant to the registration statement in which this prospectus is included.

(8) State/provincial blue sky registration may be required to exercise warrants, and if we do not register the warrants they may not be exercisable and may become worthless.

Holders of the Warrants have the right to exercise the Warrants only if the underlying shares of common Stock are qualified, registered or exempt from sale under applicable securities laws of the states and provinces in which the various holders of the Warrants reside. Sprout cannot issue shares of common stock to holders of the Warrants in those jurisdictions where such shares are not qualified, registered or exempt.  We may decide not to seek or may not be able to obtain qualification of the issuance of such common stock in all of the jurisdictions in which the ultimate purchasers of the Warrants reside. In such case, the Warrants held by those purchasers will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions.

(9) Possible Redemption of the Warrants by Sprout Would Eliminate Potential Increases in Market Value of the Shares Underlying the Warrants.

We have the right to redeem the Warrants at $0.001 per warrant if our common stock publicly trades and closes at a bid price greater than $0.11 per share for any 10 consecutive trading days. This means that any potential profits to be made from an increase in the market price could be lost by the investor.

ITEM 1.

IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND AUDITORS

DIRECTORS AND SENIOR MANAGEMENT

The following sets forth the names, business addresses, and functions of our directors and senior management:

Darryl Cozac – President, CFO and Director

Suite 702, 505-4th Ave. SW., Calgary, Alberta T2P 0J8

Mr. Cozac is responsible for the development of our business plan and implementation of our operations.

James Balsara – Director and Secretary-Treasurer

109 Cranleigh Bay SE, Calgary, Alberta T3M 1H5

Mr. Balsara is responsible for reviewing business decisions, provide assistance in the implementation of our business plan and review our financial statements.

AUDITORS

Bateman & Co., Inc., P.C., Independent Certified Public Accountants

5 Briardale Court, Houston, Texas.  77027-2904;

telephone (713) 552-9800; facsimile (713) 552-9700

Auditors since inception.

Members of: American Institute of Certified Public Accountants (Center for Public Company Audit Firms), Licensed by the State of Texas and registered with the Public Companies Accounting Oversight Board.

ITEM 2.

OFFER STATISTICS AND EXPECTED TIMETABLE

A.  OFFER STATISTICS

The selling shareholders are offering for sale under this prospectus the Units, which consist of the following securities:

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4,000,000 shares of common stock of Sprout; 4,000,000 share purchase warrants convertible into 2,000,000 shares of common stock of Sprout; and the 2,000,000 shares underlying the warrants.

The names of such shareholders are listed below under "ITEM 9. THE OFFER AND LISTING – SELLING SHAREHOLDERS".   The Units will be sold at the price of $0.10 per share.

B. METHOD AND EXPECTED TIME TABLE

The Units will be offered by the selling shareholders in private transactions or in a public market through broker- dealers if Sprout's shares are approved for trading on the Over-the-Counter/Bulletin Board,  This offering will remain open until all of the Units are sold by the selling shareholders.

ITEM 3.

KEY INFORMATION

A. SELECTED FINANCIAL DATA

From Inception (July 19, 2004) to January 31, 2005
Operating Revenues	$ 0
Income (loss) from Operations	$(8,138)
Net Income (loss)	$(8,138)
Total Assets	$76,028
Net Assets	$71,812
Capital Stock	$80,010
Number of Shares	18,000,000

B. CAPITALIZATION AND INDEBTEDNESS

We are authorized, under our Articles of Incorporation, to issue an unlimited number of Class A Common shares with no par value, an unlimited number of Class B Common shares with no par value and 5,000,000 shares of First Preferred stock with no par value. Neither shares of our Class B Common Stock nor shares of our First Preferred Stock have been issued to date.

Other than expenses outlined below or expenses incurred in our normal day-to-day operations, we have no outstanding debts.

C. REASONS FOR THE OFFER AND USE OF PROCEEDS

This document describes Sprout Development Inc.'s business and provides other information to assist in evaluating the benefits and risks of holding or disposing of the Units. There are certain risks relating to the ownership of shares and Sprout Development, Inc.'s business, which are described in this document beginning on page 4 . This entire prospectus and our consolidated financial statements and related notes should be read carefully.  Unless the context requires otherwise, 'we', 'us', 'our' and similar terms, as well as “Sprout” and/or "Sprout Development", refer to Sprout Development, Inc., an Alberta corporation.

Sprout will not receive any proceeds from the sale of the

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Units .. Any funds received from exercise of the Warrants, if any, will be allocated for general working capital purposes. We will pay for the cost of registering the shares of Common Stock in this offering, which we estimate to be $30,000.00. Any proceeds, which may be received as a result of the exercise of Warrants, up to the full $200,000.00, will be used for general corporate working capital purposes. It is anticipated that a portion of the proceeds would be used for general administrative expenses, including the expense associated with the reporting obligations under federal securities laws as well as costs associated with Sprout Development advertising.

ITEM 4. INFORMATION ON THE COMPANY

Business

History

Sprout Development was incorporated in the Province of Alberta on July 19, 2004 with the intention of selling access to software that delivers a web enabled, collaborative approach to child custody communications for divorced parents to foster a non-confrontational environment.

The following narrative is the opinion of Sprout Management, which opinion is based solely on internet-based searches and reviews of web sites related to collaboration software, divorce, and child time management.  When a web site is identified, and/or an excerpt from a website is quoted, that website is identified solely to provide the reader with source material location. Sprout has no connection with any of the web sites reviewed or quoted.

What is Collaboration Software?

Collaborative software, also known as groupware, is software that integrates work on a single project by several concurrent users at separated workstations. For example, calendaring becomes more useful when more people are connected to the same electronic calendar and choose to keep their individual calendars up-to-date. An extension of groupware is collaborative development, software that allows several concurrent users to create and manage information in a website.

Groupware is sometimes divided into three categories depending on the level of collaboration. They are communication tools, conferencing tools, and collaborative management tools.

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•

Electronic communication tools send messages, files, data, or documents between people and hence facilitate the sharing of information. Examples include:

o

e-mail

o

faxing

o

voice mail

o

Web publishing

•

Electronic conferencing tools also facilitate the sharing of information, but in a more interactive way. Examples include:

o

data conferencing - networked PCs share a common “whiteboard” that each user can modify

o

voice conferencing - telephones allow users to interact

o

video conferencing (and audio conferencing) - networked PCs share video or audio signals

o

discussion forums - a virtual discussion platform to facilitate and manage online text messages

o

chat rooms - a virtual discussion platform to facilitate and manage real-time text messages electronic meeting systems (EMS) - a conferencing system build into a room. The special purpose room will usually contain a large screen projector interlinked with numerous PCs.

•

Collaborative management tools facilitate and manage group activities. Examples include:

o

electronic calendars (also called time management software) - schedule events and automatically notify and remind group members

o

project management systems - schedule, track, and chart the steps in a project as it is being completed

o

workflow systems - collaborative management of tasks and documents within a knowledge-based business process

o

knowledge management systems - collect, organize, manage, and share various forms of information

Collaborative software can be either web based or desktop systems.

Large corporations typically have their own private systems called Intranets and Extranets, but small businesses and individuals can also benefit from similar systems called hosted services. Whatever the tool or the application of it, years of use have shown collaboration software to be extremely effective at streamlining and improving interactions between people.

How is collaboration software relevant to Sprout?

It is management’s belief that collaboration software may help keep children from feeling trapped between the two people they love the most. Management also believes that whether parents are married, separated or divorced, children do not enjoy being in the middle. Thus, one of the most important things parents can do to protect their children is to communicate directly with one another instead of using their children as messengers.  Sprout believes that this is where the real value of collaboration software can be seen. Instead of exposing children to potential arguments where parents say things they don’t mean and later regret, messages can be composed in a non-hostile setting and pondered before the submit button is pressed, all outside the earshot of their children. And by addressing issues as they arise rather than letting them pile up, parents can help circumvent heated discussions caused by having too many topics to discuss during a limited time period.

Like anything, collaboration software can be used as a weapon by divorced parents if they choose not to put their children first. But by using the software to plan events ahead of time and to communicate about parenting responsibilities, the chance for hostile interactions can be reduced, parents can be better organized, and children can be kept out of the middle. While collaboration software is not the magic elixir that guarantees the fighting will stop between parents, it can help to remove many of the potential opportunities for conflict and it can help the parents to have a more businesslike relationship for the sake of their children’s well being

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Based on Sprout Managements’s opinion, which opinion is based in Internet-based searches, co-parenting can work smoothly if there is a color-coded calendar at each home. Each parent is represented by a particular color. In this way, even young children who cannot yet recognize letters can still associate one color with each parent. Consistency of the color assignments across households facilitates comfort in recognition for a young child.

Based on management’s Internet-based search, Sprout Development believes that there may be a market in North America for a web-based product that provides easy to use web tools that will encourage cooperation, communication and consistency with the following modules;

•

Calendar Module: Allowing the divorced parents to create/view their children’s schedule on the internet.  This module will color code each child and parent for easy recognition of each family member’s activities.  Should any changes be made to the calendar by either parent an email, text message or pager message is delivered to the other parent to indicate that change.

•

Task List: Track who and when tasks are to be completed by each parent.

•

Message Board:  An organized communications tool that can be used to discuss family issues in a thoughtful non-confrontational way.

•

‘Bookshelf’ Module: of resources for the parents on mediation.

•

Statistics:  tracking of time each parent spends with each child.

•

Templates: Choose from a number of typical visitation schedules, modify and existing one or create a custom schedule.

Present and Proposed Business Activities

Since our incorporation, we have concentrated our efforts on formative activities, including organizing the corporation and preparing this prospectus and proposed distribution of the shares of our Common Stock to Puroil shareholders. Once the distribution of the Common Stock is complete, management will seek to establish relationships with distribution partners. Distributors could be organizations of family mediators that perform direct counseling to potential clients. Management intends to enter into negotiations for, and preparation of appropriate licensing agreements, pricing models, and revenue-sharing agreements with distribution partners. To date, the Company has not contacted any distribution companies

Management is unaware of the rate at which revenues would be shared with channel distribution partners and does not expect to become aware of the sharing rate until successful negotiations have been completed. Such negotiations are not expected to occur until after the registration statement in which this prospectus is included, becomes effective.  Since no arrangements or discussions with any potential distribution have been commenced by Sprout, it is not reasonable to assume at this time that Sprout will be able to successfully reach an agreement with a distribution partner.

Current market size and target market

Through Internet-based searches, we have identified our target customer, readily accessible to the sales channel and should be sufficiently funded to pay for access to the product. These target customers are the parents that are seeking mediated settlements with regard to children and visitation. This approach is based on the belief that those parents have the interests of the children in mind and would commit to using a tool such as ours if the tool was made available in a cost effective price point and easily delivered to the client.

Competition

To our company’s knowledge, there is only one other company that offers direct competition to the web-based service we are proposing. That company also offers calendar, messaging, contact, diary and alert services that we also intend to offer.  We intend to compete with more focused marketing efforts to related channel distribution partners (as discussed earlier in this prospectus), with web searches that have words containing collaborative software, parenting software, mediation or visitation that bring up our web site within the first 10 hits. We also intend to offer a low one time registration fee for the use of our website, Compared to monthly charges that our competition uses.

We believe that other companies compete with a portion of our intended online services.

These companies are mainly geared to business organizations or groups; they offer an online calendar program, a discussion board and a task list. The apparent limitations with these companies  is that the information is that the administrator of the calendar is the only person that can edit the events, therefore the information flows one way and there is no way of informing the users of the web calendar of changes to the calendar. We intend to compete with a web service focused on collaboration specifically between divorced parents as described earlier in this prospectus.

Although these companies compete on a portion of Spout’s intended business, the competitors could also provide the same services as Spout, therefore we would have to compete based on marketing efforts and price of the service.

Properties

Sprout Development owns no properties and has a verbal, month-to-month lease on approximately 200 square feet of office space with an unaffiliated company. The verbal agreement provides for Sprout to, beginning one month after the effective date of this prospectus; pay $300 per month for this space. Until the registration statement in which this prospectus is included becomes effective, Sprout pays no rent and accumulates no rental amount. This amount is considered a fair market rate considering the small amount of physical space.

Employees

Sprout Development plans to operate using contract employees rather than salaried employees so that overhead is kept to a minimum during the start-up stage of the Company. Contract employees are paid no pension or dental benefits and no filings, such as employment insurance and tax deductions, must be made to the government on their behalf.

As of the date of this prospectus, Sprout Development operations are carried out by its President and Director Darryl Cozac on a part time basis. Mr. Cozac plans to spend up to 10 hours per week on Sprout business and plans to allocate time to Sprout requirements as he sees fit, in his sole discretion. There are no full-time employees. There has been no salary or compensation paid, earned, or accrued and there are no

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plans to pay, earn, or accrue any compensation until such time as the Company has sufficient capital and/or revenues to do so, of which there is no assurance. The market studies, channel negotiations, and financing/acquisition activities, technical sales and service are to be provided by Mr. Cozac. The Company plans to hire a part time office manager as cash becomes available to do so, of which there is no assurance. All other activities are carried out by the officers and directors who currently provide, and will continue to provide their services for no compensation until such time as Sprout Development can afford to pay for their services, of which there is no assurance. There is no compensation accrual or back pay allowance, and none is contemplated in the future.

Legal Proceedings

Sprout Development is not a party to any legal proceeding, nor are we aware of any pending or threatened legal proceeding against us or any officer or director which might have any potentially adverse effect upon Sprout Development.

ITEM 5. OPERATING AND FINANCIAL REVIEW AND PROSPECTS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

We believe Sprout Development has sufficient cash resources to operate at the present level of operations and expenditures for the next twelve months. Our average operating costs are less than $3,000 monthly and are not expected to exceed this level within the next 12 months. Prior to the effective date of the registration statement in which this prospectus is included, our average monthly operating costs are comprised of accounting, audit, legal, and transfer agent fees.

a)

After such effective date, general operating costs will include  rent -  $300 per month;

b)

web site development – average of $500 per month (includes $5,000 for first three months setup);

c)

marketing, and administration – average $300 per month (includes market studies);

d)

public reporting costs -  average $800 per month;

e)

web advertising – average $1,000 per month.

Total - $2,900 average monthly expenses.

Our historical costs associated with registering this distribution are set out in the audited financials.  As a result of becoming a reporting company after the effective date of this prospectus, we anticipate that we will pay approximately $10,000 annually in related reporting expenses. We believe that the post-effective costs will be similar to the pre-effective costs.

The costs set out below under “Milestones” are included in the average monthly operating costs. Depending upon a variety of factors that may affect our business plan and proposed operations, we may seek additional capital in the future, either through debt, equity or a combination of both. We may also acquire other assets through the issuance of stock. No assurances can be given that such efforts will be successful. We have no specific plans at present for raising additional capital or acquiring other assets.

.

The following is the history and projected future activities of the company in milestone format.

Milestones:

(i)

Development of the concept and preliminary planning for the introduction of the web-based software was completed in July, 2004 by the management of Sprout Development. This included internet-based searches for potential competitors and reviews of their relevant products, and potential distributors.

(ii)

Sprout Development was incorporated on July 19, 2004 and subsequently funded by Puroil for initial operations.

(iii)

A market study is planned for the two-month period that commences immediately after the date of this prospectus.  Estimated cost $1,000.  This market study is planned to be comprised of telephone interviews with multiple potential distributors which will be located via Internet Searches. The nature of the study is to determine the general level of interest in the product, desired product features, commission rates, and pricing resistance points.  We currently do know what pricing module and channel distribution costs will be accepted for our business and intend for this study to determine this.

(iv)

Establishment of pricing models and potential distribution partners is planned to take one-month and commence immediately following the completion of the marketing study referred to in item (iii) above.  We expect the cost of this study to be negligible.

(v)

Development of the website is planned to commence immediately following completion of the study referred to in (iv) above and is expected to take up to three months. The projected cost of this development is approximately $5,000. The software could be sold on a one-time-fee basis where each user pays in advance for unrestricted access to the software. In the case of a distribution partner’s involvement, the difference is that the distribution partner would take a percentage of whatever fees are generated by the sale of the software.

(vi)

Advertising in Internet search engines during the period following completion of the items described in item (v) above. This milestone should mark the first revenues for Sprout Development. Depending on the success of the marketing efforts, Sprout Development may need to obtain addition capital from loans or sale of additional equity.

Additional capital could be required in the case where Sprout Development fails to generate sufficient revenues from software sales to offset its operational costs. Sprout Development may also need to raise additional capital in the case where the Company desires to acquire another company and the other company’s shareholders demand cash for their shares. While Sprout Development management will always consider merger and acquisition candidates to grow Sprout Development for the benefit of its shareholders, there are currently no merger and acquisition candidates known to Sprout Development management.

In the next twelve months, Sprout Development intends to pursue arrangements for the listing of its securities on the OTC/Bulletin Board, the establishment of its stated business operations, and marketing of the web-based software. There can be no assurance we will achieve these objectives, or any one of them.

If these objectives are met, then Sprout Development expects to be able to generate revenues and operate profitably without raising further equity. There can be no assurance we will achieve these objectives, or any one of them.

Results of Operations for Period Ended July 31, 2004

As the Company has only recently been incorporated and begun operations, there are no revenues to report and none are expected until later in the 2005 calendar year, if at all. From formation on July 19, 2004, the Company has concentrated on formative activities and preparation of this registration statement.

Net losses for the period ending July 31, 2004, were $ ($542) and there are no comparative results as the Company was only recently formed.

The Company had total assets of $79,768 at July 31, 2004, and there are no comparative results as the Company was only recently formed. These assets are substantially all cash.

The Company had total current liabilities of $300 at July 31, 2004, and there are no comparative results as the Company was only recently formed. This liability represents costs associated with the formation of the Company.

At July 31, 2004, Sprout had $79,468 in working capital and there are no comparative results as the Company was only recently formed. Sprout expects to continue to incur losses at least through the fiscal year ending July 31, 2005, and there can be no assurance that Sprout will achieve or maintain revenues or profitability, or establish or sustain future growth.

General and Administrative Expenses- July 31, 2004

General and administrative expenses were $542 for the year ended July 31, 2004, and there are no comparative results as the Company was only recently formed. We expect such expenses to increase as the Company's operations grow, of which there is no assurance.

Professional and Legal Expenses- July 31, 2004

Professional and legal fees were approximately $542 for the year ended July 31, 2004, and such professional and legal fees were expensed as of July 31, 2004. There are no comparative results as the Company was only recently formed. These fees are attributed to organizational expenses.

Results of Operations for Period Ended July 31, 2004

Sprout realized net losses for the six-month period ended January 31, 2005 of ($7,596) and there were no comparative results as Sprout was formed on July 19, 2004.

Sprout had total assets of $76,028 at January 31, 2005. These assets were comprised of $71,028 in cash and $5,000 in deferred registration costs.

Sprout had total current liabilities of $4,156 at January 31, 2005

At January 31, 2005, Sprout had $66,872 in working capital, compared to $79,468 in working capital at July 31, 2004. Sprout expects to continue to incur losses through its current fiscal year, which ends on July 31, 2005.

General and Administrative Expenses- January 31, 2005

General and administrative expenses were $7,596 for the six month period ended January 31, 2005. We expect such expenses to grow if our operations expand, of which there is no assurance.

Professional Fees- January 31, 2005

Professional fees were $7,536 for the period ended January 31, 2005.

Liquidity and Capital Resources

At July 31, 2004, Sprout Development’s total assets of $79,768 exceeded its current liabilities of $300. At January 31, 2005, Sprouts' total current assets of $ 71,028 exceeded its total current liabilities of $4,156 by $66,872. We sold 4,000,000 shares of Common Stock for an aggregate of $80,000 on July 30, 2004. We concurrently issued 4,000,000 common share purchase warrants exercisable for an additional 2,000,000 shares upon tender of two warrants plus $0.10 for one (1) share of the Company's Common Stock. There can be no assurance that financing will be available to the Company in an amount and on terms acceptable to us, as and when required, or at all. Our President, Darryl Cozac, has committed to providing any funds needed to pay the costs of reporting for the next 18 months if the Company does not have sufficient funds on hand to pay such costs.

We do not expect to expend more than $40,000 over the next 12 months and we expect to keep costs at a minimum until such time as revenues are generated to cover any increased costs. We are aware that the regulatory review process takes time and is costly so we have structured our operations and cash requirements accordingly. If the Warrants are exercised we could receive up to $200,000 which would be allocated to general working capital.

Research and development, patents and licenses

Sprout Development has not undertaken any research and development that has resulted in the incurrence of any costs. Sprout Development will not be filing for any patent, trademark and trade name protection. It will be relying on applicable copyright laws for the protection of its proprietary software.

Off Balance Sheet Arrangements

The Company has no off balance sheet arrangements.

Contractual Obligations

Except as described in the paragraph following below, Sprout Development does not have any material obligations as of the date of this prospectus.

On August 6, 2004, Sprout Development entered into an agreement with International Securities Group, Ltd. whereby International Securities Group would provide Sprout Development with assistance and guidance in connection with the preparation and filing of the Form F-1 registration statement with the U.S. Securities and Exchange Commission and preparation of an application form for approval to have its shares quoted on the OTC/Bulletin Board. In exchange for these services, Sprout Development agreed to pay a total of $7,000, plus another $2,000 when its shares are approved for trading on the OTC/Bulletin Board. Sprout also agreed to pay to International Securities Group, as additional $3,000 and issue 25,000 shares of common stock to International Securities Group, if it introduces Sprout Development to a market maker for filing of the application for quotation on the OTC/Bulletin Board.

ITEM 6. DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

(A)  Directors and Senior Management

The members of the Board of Directors serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below is acting on behalf of, or at the direction of, any other person.

Information as to the directors and executive officers is as follows:

The Executive Officers and Directors of the Company and their ages are as follows:

Name	Age	Position	Date Elected
Darryl Cozac Suite 1250, 720 – 5th Avenue S.W., Calgary, Alberta, T2P 3R7	38	President, CFO Director	July 19, 2004
Jim Balsara 109 Cranleigh Bay SE Calgary, Alberta T3M 1H5	32	Secretary/Treasurer	July 19, 2004

Mr. Cozac devotes approximately fifty percent (50%) of his time to the business of Sprout Development Inc. and the remainder of his time to his other business interests as set out below. Mr. Cozac regularly works 50 to 60 hours per week and plans to devote approximately 10 hours a week to Sprout Development so he considers himself a part-time employee.

Mr. Cozac has served as President and Director of Sprout Development Inc. since its incorporation in July 2004. Mr. Cozac is currently serving as Secretary, Director and Technical Sales Manager of LogSearch Inc. since the Company's formation on March 2, 2004. From 1996 -2004 Mr. Cozac has served as President and

Director and founding partner of Coachware Systems Inc. a privately held company that designed, developed and is currently marketing software to hockey coaches world wide. Mr. Cozac played an integral role in the design, marketing, sales and support of the software to hockey coaches in 15 countries. Mr. Cozac is a certified engineering technologist (Alberta Society of Engineering Technologists) and has 10 years experience in the petroleum data and software industry. Inc. Mr. Cozac is also the contract technical services manager for Unitech. From May, 1993 to September, 1999, Mr. Cozac was a member of the technical sales group of International Datashare Corporation  ("IDC"), a company previously listed on the Toronto Stock Exchange (now merged into Divestco) specializing in the creation of oil and gas databases and data analysis software. Between 1988 and 1992, was a geological technologist with Esso Resources Ltd.

Mr. Balsara has served as a Director of Sprout Development Inc. since its incorporation in July 2004. Mr. Balsara is currently a Senior Systems Engineer at TELUS Inc. and has been involved with the Client Solutions business unit since 1999.  At TELUS Mr. Balsara has been involved in the marketing aspects and technical sales groups for various software packages and voice/video conferencing services served in a hosted TELUS built Internet Data Center located in Calgary, Alberta. Mr. Balsara earned a Bcomm in Marketing from the University of Calgary in 1994 and an M.B.A. degree specializing in Information Systems from the University of Texas at Dallas in 1996.  He has earned various technical certifications such Microsoft’s MCSE in 1999 and Cisco’s CCNA certification in 2002.

There are no family relationships among our officers, directors, or persons nominated for such positions.

No officer or director and no promoter or significant employee of Sprout Development has been involved in legal proceedings that would be material to an evaluation of our management.

(B) Compensation

At present, Sprout Development is operated by its executive officers and no compensation has been paid or accrued to date. No executive officer or director is expected to be paid in excess of $50,000 within the next 12 months.

Sprout Development does not have any pension or profit sharing plans. Sprout Development may change or increase salaries as our profits and cash flow allow; however, there are no present plans to do so.

(C) Board Practices

The directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.

There are no employment contracts with any officers or directors

Each of the foregoing persons may be deemed a "promoter" and "parent" of the Company, as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

(D) Employees

Other than the officers of the Company, there are no employees who are expected to make a significant contribution to our corporation.

(E) Share Ownership

The following table sets forth, as of July 1, 2005 , the number of shares owned directly or beneficially by each executive officer and director and owner.

Beneficial Owner	Shares/Percent of total issued (1)

Darryl Cozac	1 3,990,800 – 78.8%

Jim Balsara	10,000 - <1%

All Executive Officers and Directors as a Group (1 person)	14,000,800 – 78.8%

(1) Based on 18,000,000 shares issued and outstanding on July 31, 2004.

Blue Sky Laws

This offering is not being made in any jurisdictions of the United States in or Canada where it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Sprout Development will

not receive any proceeds from the sale of any Units. Sprout Development will receive proceeds from this offering only to the extent that any of the

Warrants are exercised and shares paid for. The total amount that could be received by Sprout Development is $200,000.00. However, there is no assurance any of the warrants will ever be exercised.

Persons wishing to evaluate the Sprout Development shares being distributed to them should review this prospectus carefully

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ITEM 7. MAJOR SHARHEOLDERS AND RELATED PARTY TRANSACTIONS

A. MAJOR SHAREHOLDERS

The following table sets forth, as of July 1, 2005 , the name, address and number of Shares owned directly or beneficially by persons who own 5% or more of the company's Common Stock .

Beneficial Owner	Shares/Percent of total issued
Darryl Cozac Suite 1250, 720 – 5th Avenue S.W. Calgary, Alberta, T2P 3R7	13,990,800 – 78.8%

Our company's President, principal stockholder and Director, Darryl Cozac, since July 19, 2004, beneficially owns or controls 78.8% of our Common Stock and, after the exercise of the Warrants, assuming that ever occurs, will still own or control approximately 70% of the outstanding stock. Therefore, he will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, Mr. Cozac will be able to elect all of the Directors.

Our major shareholders do not have different voting rights than other shareholders.

Puroil is distributing the Offered Shares to the 103 holders of its common stock and the 7 holders of its Class D Preferred Stock.  Mr. Daryl Cozac, who currently owns 78.8% of our common stock, will continue to be our biggest shareholder.  Following the distribution, no other shareholder shall own 5% or more of our common stock.

B. RELATED PARTY TRANSACTIONS

Since the date of inception, transactions in which a director or executive officer or nominee for election as a director, or any member of the immediate family of any director or executive officer of Sprout Development had, or is to have a direct or indirect material interest, are as follow:

On July 19, 2004, Sprout Development issued a total of 14,000,000 shares of Sprout Development Common Stock to Darryl Cozac, our President and member of the Board of Directors, and Mr. Jim Balsara, our Secretary and Treasurer and a member of the Board of Directors. Of these shares, 13,990,000 were issued to Mr. Cozac in consideration of cash in the amount of $10.00 and for the establishment of the company and contributing the software concept that was granted by Mr. Cozac under the License Agreement entered into between Mr. Cozac and Sprout Development.  The remaining 10,000 shares were issued to Mr. Balsara in consideration of $0.01. The shares were offered to Mr. Balsara at this price as an inducement to join the Board of Directors. This sale of securities was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) for sales not involving a public offering.

On July 30, Sprout Development sold the Offered Stock to Puroil for $0.02 per share, for a total of US$80,000. These sales were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4 (1 1/2) for sales not involving a public offering, and was between two private parties.

Darryl Cozac, our President and Chief Financial Officer, Chief Accounting Officer and a Director, is the controlling shareholder of our Company owning 77.8% of the issued and outstanding common shares of our Company.

As a result of these transactions, Mr. Cozac is considered a “promoter”, as that term is defined in Rule 405 of the Securities Act of 1933, as amended, as he was directly involved in the founding and organizing of

25

Sprout Development, the registrant and issuer of securities involved in this registration, and owns, directly, more than 10% of the total issued and outstanding shares of Common Stock of Sprout Development.

ITEM 8.    SHARES ELIGIBLE FOR FUTURE SALE

The 4,000,000 shares of Common Stock registered in this offering and the 2,000,000 shares reserved for issuance upon exercise of the 4,000,000 Warrants registered hereunder will be freely tradable without restrictions under the Securities Act , other than such sales must be made pursuant to this prospectus .. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of our Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

13,990,000 of the 13,990,800 outstanding restricted securities held by Darryl Cozac, the principal and controlling shareholder of the company are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of Common Stock under Rule 144 could adversely affect prevailing market prices for our securities. Only 800 of the 13, 990 ,800 shares held by Mr. Cozac are being registered by this prospectus.

ITEM 9. THE OFFER AND LISTING

A. OFFER AND LISTING DETAILS

 The offering price for the Units is $0.10 per share. Since this offering is of securities that are already issued and outstanding, there will be no dilution to existing stockholders of Sprout Development. There is the potential for the exercise of the warrants that could result in an additional 2,000,000 shares of Common Stock being issued at an exercise price of $0.10 per share. Any warrant exercise, in whole or part, would provide the Company with $0.10 per share of Common Stock issued. For the purpose of computing the instant registration fee, Sprout Development arbitrarily set the price per share at $0.004, but such price has no relationship to Sprout Development's results of operations or assets, or any other recognized criteria of value, and may not reflect the true value of such Common Stock.

The exercise price of the Warrants was arbitrarily determined by management of Sprout Development. Some of the factors considered by management in setting the warrant price was what management perceived as an attractive exercise price that would give the holders the incentive to exercise the warrants.

There is no market whatsoever for the Offered Securities.

No historical market prices are provided for our common stock in this prospectus due to the fact that our common stock has never been listed on any market or quoted on any quotation medium. This prospectus covers the registration and sale of 4,000,000 Units which consist of (a) 4,000,000 shares of Common Stock, (b) 4,000,000 share purchase warrants convertible into an additional 2,000,000 shares of Common Stock upon tender to Sprout Development of two share purchase warrants and the exercise price of $0.10 for one (1) share of Sprout Development Common Stock within 12 months of the date this prospectus becomes effective; and (c) the 2,000,000 shares underlying the warrants. The 4,000,000 shares of Common Stock and 4,000,000 Warrants are being offered for sale under this registration statement. The 2,000,000 shares of Common Stock underlying the Warrants are being registered, but are not being offered under this registration statement.

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B. PLAN OF DISTRIBUTION

27

There are no underwriters associated with this offering. The selling  shareholders will be selling the Units, either in private transactions or in the market if Sprout's common stock is approved for trading on the Over-the-Counter/ Bulletin Board.

Sprout is not aware of any major shareholders, officers or directors that intend to subscribe to this offering. Sprout is not aware of any agreements or understandings that any selling shareholders may have with any broker-dealers.

C. MARKETS

Our common stock is not traded on any exchange. Accordingly, there is no public market for the securities. We plan to eventually seek approval for our common stock to be quoted on the OTC Bulletin Board, once our registration statement in which this prospectus is included has gone effective. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities and there can be no assurance that a regular trading market for our Common Stock will ever be developed.

A market maker sponsoring a company's securities is required for approval for quotation of securities on the OTC/Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation on the OTCBB.

The OTCBB securities are not listed nor traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares are approved for quotation on the OTCBB, purchases and sales of our shares are expected to be generally facilitated by broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special  suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of July 1, 2005, of the 18,000,000 shares of our common stock that are issued and outstanding, 4,000,000 are being registered and offered for sale under this prospectus. The remaining 1 4,000,000 will continue to be restricted and the resale of such shares may be conducted under Rule 144 of the securities Act. Of such 14,000,000 shares, 13,990,000 are owned by our president, Mr. Cozac, and 10,000 are owned by our  Secretary, Mr. Balsara.

The shares offered by the selling shareholders will be freely transferable, except for shares received by people who may have an affiliation with us. People who may be considered our affiliates after the distribution generally include individuals or entities that control, are controlled by or under common control with us. This will include all of our officers and directors, as well as any shareholder controlling, directly or indirectly, 10% or more of our total issued and outstanding shares of Common Stock. Persons

28

who are our affiliates will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as exemptions afforded by Section 4(2) of the Securities Act or Rule 144 promulgated thereunder.

D. SELLING SHAREHOLDERS

Listed below is the number of Units that each selling shareholder .  The selling shareholders are as follows:

	Last Name	First Name	Units held Prior to Resale	Units held Subsequent to Resale
1	Alberding	Joe	500	0
2	Albert	Richard	500	0
3	Albery	Malcolm	500	0
4	Amery	Sine	500	0
5	Bahr	Leon	500	0
6	Baker	Neil	500	0
7	Baker	Claudia	500	0
8	Beeman	D. Robb	500	0
9	Bonora	Ron	531,250	0
10	Bosch	Syd	500	0
11	Brundrit	D. Roger	500	0
12	Bryksa	Haley	500	0
13	Bucci	Joe	500	0
14	Burskov	Donna	595,000	0
15	Cook	Joanne	500	0
16	Cozac	Daryl	800
17	Crous	Christiaan	500	0
18	Curry	Dave	500	0
19	Dalla Longa	Dan	500	0
20	Dubois	Gustav	500	0
21	Durward	James	720,400	0
22	Fitzgerald	Lavana	500	0
23	Forezli	Miguel	500	0
24	Funfer	D'arcy	500	0
25	Gaunt	Jennifer	500	0
26	Gilmour	Gordon	500	0
27	Graham	Richard	500	0
28	Granacher	Franz	500	0
29	Haigh	Jacqueline	500	0

29

30	Halaburda	Jean	500	0
31	Hall	Graeme	500	0
32	Hall	Tyler	500	0
33	Hanley	James	500	0
34	Harley	Janelle	500	0
35	Hebron	Glenn	500	0
36	Henchall	Gordon	400	0
37	Henchall	Shairole	400	0
38	Heughan	Dave	500	0
39	Hodgson	John	500	0
40	Holt	Peter	500	0
41	Hopkins	Michael	500	0

42	Jacobson	Robyn	400	0
43	James	Lori	500	0
44	Johnson	Kristine	500	0
45	Kohut	Ken	500	0
46	Kramer	Katherine	500	0
47	Lancaster	Karen	500	0
48	L'Amarca	Tony	500	0
49	Lambo	Zig	500	0
50	Laustsen	Dana	400	0
51	Lazarchuk	Nick	500	0
52	Lee	Robert	500	0
53	Levine	Susan	500	0
54	Levine	Jonathan	500	0
55	Lindberg	Dean	400	0
56	Makhlouf	Magdy	500	0
57	Marquardt	George	500	0
58	Martens	Eric	500	0
59	McIntyre	Lawrie	500	0
60	McKenna	Bernard	500	0
61	Mckernon	Tracey	510,000	0
62	McMahon	Maureen	500	0
63	Morrill	Mark	500	0
64	Nelson	Duane	400	0
65	Onilov	Ilie	500	0
66	O'Shea	Sheila	500	0
67	Payne	Shawn	500	0
68	Poli	Seann	500	0
69	Poli-Huber	Carlanne	400	0
70	Rana	Zahir	500	0
71	Rawnsley	Patricia	400	0
72	Renaud	Carolea	552,500	0
73	Reed	John	400	0
74	Remenda	Dan	500	0
75	Rix	Gordon	500	0
76	Runions	Neil	400	0

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77	Saunders	Chris	400	0
78	Schaper	Christina	500	0
79	Schlager	Marty	400	0
80	Schuler	Cameron	500	0
81	Schuler	Laura	500	0
82	Sillito	Sandi	500	0
83	Singh	Prem	500	0
84	Skulmoski	Gordon	300	0
85	Spilker	Mark	500	0
86	Stark	Stacey	500	0
87	Stone	Susan	500	0

88	Stone	Carolyn	500	0
89	Sullivan	Mike	500	0
90	Tang	Thomas	500	0
91	Taylor	Larry	400	0
92	Taillieu	Wilf	500	0
93	Taillieu	Mavis	500	0
94	Tse	Victor	500	0
95	Tycolis	Tim	500	0
96	Ubhi	Dr. Perminder	400	0
97	Van de Pol	John	500	0
98	Villecourt	Denise	500	0
99	Villecourt	Rita	500	0
100	Vlahovic	Milic	500	0
101	Valhovic	Mashan	500	0
102	Wakaruk	Chris	500	0
103	Warness	Jadden	500	0
104	Warness	Dr. Stajen	500	0
105	Westersund	Dr. Curtis	500	0
106	Whelan	Mark	500	0
107	Williams	J. Andrew and Iris M.	400	0
108	Wutzke	Wyatt	531,250	0
109	Zinger	Ken	510,000	0
	Total		4,000,000	0

* Darryl Cozac is our President, a director and majority shareholder. Aside from the shares listed above, Mr. Cozac holds 13,990 ,000 shares, representing approximately 77.8% of our issued and outstanding stock. Mr. Cozac is an affiliate of the Company. Except for Mr. Cozac, none of the shareholders listed above have held any position, or office or had any other material relationship with Sprout Development or any of its predecessors or affiliates.

E.

DILUTION

There is no dilution in share value as a result of this offering , since no new shares are being issued by Sprout Development, Inc. Exercise of the Warrants could result in ownership dilution to Sprout Development shareholders who do

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  not exercise Warrants, as newly issued shares of Common Stock will be received by exercising Warrant holders.

"Dilution" represents the difference between the price per share paid by current shareholders and the net tangible book value per share immediately after the conversion of the 4,000,000 currently outstanding Warrants. There can be no assurance that any Warrants will be converted, but for purposes of this dilution discussion and analysis, it will be assumed that all of the 4,000,000 Warrants will be converted into 2,000,000 shares of Common Stock, and $200,000 is paid to Sprout Development.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets in the Company from its total assets. Dilution arises mainly from the arbitrary decision by the Company as to the conversion price per share of the shares to be issued upon conversion of the Warrants. Dilution of the value of the shares purchased by the Warrant holders, upon conversion, will also be due to the lower book value of the shares presently outstanding.

As of July 31, 2004, the net tangible book value of the currently outstanding shares of the Company (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was $79,468, or approximately $.004 per share (based upon 18,000,000 shares outstanding).

Upon conversion of all of the Warrants outstanding (4,000,000), of which there can be no assurance, but without taking into account any change in such net tangible book value after completion of this offering, the net tangible book value of the 20,000,000 shares to be outstanding will be $280,000, or approximately $.014 per share. Accordingly, the net tangible book value of the shares held by the present shareholders of the Company (i.e. 18,000,000 shares) will be increased by $.0096 per share without any additional investment on their part, and the Warrant holders who exercise their Warrants will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $.10 per share) of approximately $.086 per share.

After conversion of all of the Warrants, of which there can be no assurance, and the issuance of a total of 2,000,000 shares of Common Stock, the converting Warrant holders will own approximately 10% of the total number of shares then outstanding, for which they will have made a cash investment of $200,000 or $.10 per share. The current shareholders of the Company will own approximately 90% of the total number of shares then outstanding, for which they have made contributions of cash totaling $80,000.00, or approximately $.004 per share.

The following table sets forth a comparison of the respective investments of the current shareholders and the new shareholders.

	CURRENT SHAREHOLDERS	NEW SHAREHOLDERS (1)
Price per Share	$ .004	$ .10
Capital Contributions	$80,000	$200,000
Net tangible book value per Share before Offering	$.004
Net tangible book value per Share after Offering	$.014	$.014
Increase to current shareholders in net tangible book value per Share due to offering	$.01
Dilution per Share to new shareholders		$.086

(1)

Warrant holders who exercise their Warrants, up to 4,000,000 Warrants, by tendering two (2)

 Warrants and $.10 for one (1) share of Common Stock.

In the event Warrants are exercised, the Company may have an obligation to amend this registration in order to present current material information, including financial information.

F. EXPENSES OF THE DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by Sprout Development in connection with the distribution of the securities being offered by this prospectus. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

ITEM	EXPENSES

SEC Registration Fee	$ 126.70
Legal Fees and Professional Expenses	25,000.00
Accounting Fees and Expenses	4,000.00
Miscellaneous/Reserve	848.10

Total	$ 30,000.00

ITEM 10. ADDITIONAL INFORMATION

A.  SHARE CAPITAL

The following description is a summary and you should read the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The authorized Common Stock of Sprout Development consists of unlimited, no par value Shares and 5,000,000 shares of Preferred Stock, no par value per share. There are currently 18,000,000 shares of Common Stock outstanding on July 1, 2005 .. The holders of Common Stock are entitled to one vote per Share on all matters to be voted on by stockholders. Holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the Common Stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Sprout Development is also authorized to issue 5,000,000 shares of Preferred Stock, no par value per share. The Preferred Stock may be issued in one or more series with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications and rights as the Company's Board of Directors may determine.

There are no shares of Preferred Stock issued or outstanding, and there are no plans to issue any Preferred Stock. No rights or preferences have been established by the Board of Directors for the Preferred Stock.

Warrants

Sprout Development may issue share purchase warrants as the Board of Directors sees fit. Currently there are 4,000,000 warrants issued and outstanding, which warrants are attached to the shares of Common Stock subject of this prospectus. The currently outstanding warrants are convertible into shares of Common Stock of Sprout Development on the basis of two warrants plus $0.10 per must be tendered for one (1) share of Common Stock of Sprout Development. The warrant exercise period commences on the date this prospectus becomes effective. The warrants will expire twelve months from the date of this prospectus.

Miscellaneous Rights

Holders of Common Stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of Common Stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

On July 19, 2004, we issued 13,990,000 restricted shares of our Common Stock to Darryl Cozac, our President, CFO and Director, as consideration for establishing the Company and contributing the concept underlying the Company’s business plan and the payment of $10.00.

On July 30, 2004, 10,000 shares of Sprout Development were issued to Jim Balsara, our Secretary and Director, for $0.01.

On July 30, 2004, we issued 4,000,000 Units, which are the Units offered for sale under this prospectus, to Puroil Technology Inc. (“Puroil”), in consideration of cash payment of US$80,000.00. Thereafter, a distribution of the Units was effected by Puroil to Puroil’s common and preferred stockholders. Such stockholders consist of the selling shareholders listed in this prospectus. The distribution was done by distributing 3,400,000 of the Units to Puroil's Class D Preferred shareholders and 600,000 Units to Puroil's common shareholders. The Puroil common shareholders received 1 Unit for each five shares of Puroil Common Stock held. The Puroil Class D Preferred shareholders received 425 Units for each Class D Preferred share held.

B. MEMORANDUM OF ARTICLES OF ASSOCIATION

1. Sprout Development was established pursuant to the issuance on July 19, 2004 of a Certificate of Incorporation by the Registrar of Corporations of the Province of Alberta pursuant to the provisions of the Alberta Business Corporation Act (the “ABCA”).  Sprout Development’s Alberta Corporate Access Number is 2011178700.  The Articles of Incorporation (the “Articles”) of Sprout Development provide that there are no restrictions on the nature of the business that may be carried on by Sprout Development.

2. A majority of the directors or of a committee of directors holding office at the time of the meeting constitutes a quorum provided that no business may be transacted unless at least half of the directors present are resident Canadians.  Business cannot be transacted without a quorum.  A quorum of directors may vote on any matter of business properly brought before the meeting provided that where a director is a party to a material contract or proposed material contract or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with Sprout Development, such director must disclose his or her interest at the earliest possible date, request the conflict be noted in the minutes of the meeting, and with a few limited exceptions enumerated in the By-Law, refrain from voting on the matter in which the director has conflict of interest.  There is no limitation on the Board of Directors to vote on matters of their remuneration as a director, officer, employee or agent of Sprout Development or of an affiliate of Sprout Development.

The Board of Directors may, without authorization of the shareholders of Sprout Development:

(a) borrow money on the credit of Sprout Development;

(b) issue, reissue, sell or pledge debt obligations of Sprout Development;

(c) subject to restrictions respecting financial assistance prescribed in the ABCA, give a guarantee on behalf of Sprout Development to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of Sprout Development, owned or subsequently acquired, to secure any obligation of Sprout Development.

The directors may, by resolution, delegate to a director, a committee of directors or an officer all or any of the foregoing borrowing powers.

A person is qualified to be or stand for election as a director provided such person is at least 18 years of age, is not a bankrupt and is not mentally incapacitated pursuant to applicable Alberta mental health legislation or pursuant to an order of the Alberta courts.  There is no provision in Sprout Development’s Articles or By-Law relating to the retirement or non-retirement of directors under an age limit requirement.  There is also no requirement in Sprout Development’s Articles or By-Law for a director to hold shares of Sprout Development.

3.

Sprout Development is authorized to issue an unlimited number of shares designated as Common Shares and up to 5,000,000 shares designated as Preferred Shares.  The Common Shares have attached to them the following rights, privileges, restrictions and conditions.

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a)

Except for meetings at which only holders of another specified class or series of shares of Sprout Development are entitled to vote separately as a class or series, each holder of a Common Share is entitled to receive notice of, to attend and to vote at all meetings of the shareholders of Sprout Development.

b)

Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of Sprout Development, the holders of the Common Shares are entitled to receive dividends if, as and when declared by the directors of Sprout Development.

c)

Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of Sprout Development, the holders of the Common Shares are entitled to share equally in the remaining property of Sprout Development upon liquidation, dissolution or winding-up of Sprout Development.

The Preferred Shares have attached to them the following rights, privileges, restrictions and conditions.

a)

The Preferred Shares may be issued in one or more series, each being comprised of the number of shares with the designation, rights, privileges, restrictions and conditions attached to that series of Preferred Shares, including the rate or amount of dividends or the method of calculating dividends, the dates of payment of dividends, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions, as the board of directors of Sprout Development may fix from time to time.

b)

The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of Sprout Development, whether voluntary or involuntary, or any other return of capital or distribution of the assets of Sprout Development among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of Sprout Development ranking junior to the Preferred Shares.  The Preferred Shares of any series may also be given other preferences, not inconsistent with the Articles, over the Common Shares and any other shares of Sprout Development ranking junior to the Preferred Shares of a series as may be fixed by the board of directors.

c)

If any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

d)

Unless the directors otherwise determine in the articles of amendment designating a series of Preferred Shares, the holder of each share of a series of Preferred Shares shall not, as such, be entitled to receive notice of or vote at any meeting of shareholders, except as otherwise specifically provided in the ABCA.

4.

Under the ABCA, any substantive change to the Articles of Sprout Development (including, but not limited to, change of any maximum number of shares that Sprout Development is authorized to issue, creation of new classes of shares, add, change or remove any rights, privileges, restrictions and conditions in respect of all or any of its shares, whether issued or unissued, change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series) or other fundamental changes to the capital structure of Sprout Development, including a proposed amalgamation or continuance of Sprout Development out of the jurisdiction, requires shareholder approval by not less than 2/3 of the votes cast by shareholders voting in person or by proxy at a shareholders’ meeting called for that purpose.  In certain prescribed circumstances, holders of shares of a class or of a series are entitled to vote separately as a class or series on a proposal to amend the Articles whether or not shares of a class or series otherwise carry the right to vote.

35

 The holders of a series of shares of a class are entitled to vote separately as a series only if the series is affected by an amendment in a manner different from other shares of the same class.

5.

 Sprout Development’s By-Law provides that the Board of Directors shall call an annual meeting of shareholders to be held not later than eighteen months after the date of incorporation and subsequently, not later than fifteen months after holding the last preceding annual meeting.  Sprout Development’s By-Law provides that the Board of Directors, the managing director or the President may at any time call a special meeting of shareholders.  Only the registered holders of shares are entitled to receive notice of and vote at annual and special meetings of shareholders, except to the extent that:

(a)

if a record date is fixed, the person transfers ownership of any of the person’s shares after the record date; or

(b)

if no record date is fixed, the person transfers ownership of any of the person’s shares after the date on which the list of shareholders is prepared; and

(c)

the transferee of those shares

(a)

produces properly endorsed share certificates; or

(ii) otherwise establishes ownership of the shares; and

(iii) demands, not later than ten (10) days before the meeting, that the transferee’s name be included in the list before the meeting;

in which case the transferee is entitled to vote the shares.

The ABCA also permits the holders of not less than 5% of the issued voting shares to give notice to the directors requiring them to call and hold a meeting of Sprout Development

The only persons entitled to be present at a meeting of shareholders are:

(a)

the Shareholders entitled to vote at the meeting;

(b)

the Directors;

(c)

the auditor of Sprout Development; and

(d)

any others who, although not entitled to vote, are entitled or required under any provision of the ABCA, any unanimous shareholder agreement, the Articles or the by-laws to be present at the meeting.

Any other person may be admitted only on the invitation of the Chairperson of the meeting or with the consent of the meeting.

6.

There are no restrictions in Sprout Development’s Articles or By-Law on the number of shares that may be held by non-residents other than restrictions set out in the Investment Canada Act (Canada).

7.

There are no specific provisions in the Articles or By-Law of Sprout Development that have the effect of delaying, deferring or preventing a change of control of Sprout Development and that would operate only with respect to a merger, acquisition or corporate restructuring involving Sprout Development (or any of its subsidiaries).  Notwithstanding this, the Board of Directors, under the general powers conferred to it under Sprout Development’s By-Law, have the authority to approve and invoke a shareholders rights plan that will protect shareholders from unfair, abusive or coercive take-over strategies, including the acquisition or control of Sprout Development by a bidder in a transaction or series of transactions that does not treat all shareholders equally or fairly or that does not afford all shareholders an equal opportunity to share in any premium paid upon an acquisition of control.  Sprout Development has not adopted such a plan.

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8.

There are no provisions in Sprout Development’s By-Law regarding public disclosure of individual shareholdings.

9.

Sprout Development was incorporated as an Alberta corporation on July 19, 2004. With respect to items 2 through 8 above, the law applicable to Sprout Development in the Province of Alberta in these areas is not significantly different from that in the United States.

10.

Not applicable.

Limitation of Liability of Directors and Indemnification of Directors and Officers

Alberta Corporation Law

Under the Alberta Business Corporations Act (the "Act"), our Company may indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. The Act extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Article 6 of our Company’s Bylaws, as described above, provides for indemnification of its officers and directors to the fullest extent permitted by law.

Specifically, Section 6 of our By-laws provide for:

6.01 Conflict of Interest:  A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or subsidiary thereof.  Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act.  Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders.  Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction,  and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02 Limitation of Liability:  Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interest of the Corporation and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust in relation

37

thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.  The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board.

6.03 Indemnity:  Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against,

(a)

any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

(b)

all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires.  Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section.

6.04 Insurance:  Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

No indemnification agreements have been entered into with officers and directors of our Company as of the date of this prospectus.

C. MATERIAL CONTRACTS

As of the date of this prospectus, Sprout Development has not entered into any material contracts, other than the following agreement:

On July 19, 2004, we entered into a License Agreement with Darryl Cozac, our President, CFO and director, whereby Mr. Cozac granted to Sprout Development an exclusive license to a divorced-parent, child-time-management software concept. Under the terms of this license agreement, Sprout Development issued to Mr. Cozac 13,990,000 shares of its common stock in exchange for the license. Mr. Cozac also paid $10.00 to Sprout as consideration for the shares due to the fact that Sprout Development did not ascribe any value to the license. Sprout Development deemed the license to be without value since only the license only gave Sprout Development access to a concept and not a developed product. No representations or warranties were made regarding the conceptual software.  This agreement provides Sprout with non-

terminating license to develop, market, sell and sub-lease software based on Mr. Cozac’s software concept.  Mr. Cozac will remain the owner of the concept and owner of any software developed by Sprout based on Mr. Cozac’s concept.  Since the concept is not protected by patent or copyrights, it is possible that other products underlying the same concept could be developed by other companies.  Moreover, since Mr. Cozac did not have any historical cost basis in the license, no value was recorded for it.

38

D. EXCHANGE CONTROLS

There are no governmental laws, decrees or regulations in Canada relating to restrictions on the export or import of capital, or affecting the remittance of interest, dividends or other payments to non-residents. Dividends paid to U.S. residents, however, are subject to a 15% withholding tax or a 5% withholding tax for dividends if the shareholder is a corporation owning at least 10% of the outstanding voting shares of Sprout Development pursuant to Article X of the reciprocal tax treaty between Canada and the U.S.

Except as provided in the Investment Canada Act (the “ICA”), which has provisions that restrict the holding of voting shares by non-Canadians, there are no limitations specific to the rights of non-Canadians to hold or vote the common shares under the laws of Canada or the Province of Alberta, or in the charter documents of Sprout Development or its subsidiaries.  Management of Sprout Development believes that the following summary fairly describes those provisions of the ICA pertinent to an investment in Sprout Development by a person who is not a Canadian resident (a “non-Canadian”).

The ICA requires a non-Canadian making an investment which would result in the acquisition of control of a Canadian business (i.e. the gross value of the assets of which exceed a certain monetary threshold) to identify, notify, or file an application for review with the Investment Review Division of Industry Canada (“IRD”).

The notification procedure involves a brief statement of information about the investment on a prescribed form which is required to be filed with the IRD by the investor at any time up to 30 days following implementation of the investment.  It is intended that investments requiring only notification will proceed without government intervention unless the investment is in a specific type of business activity related to Canada’s cultural heritage and national identity.

If an investment is reviewable under the ICA, an application for review in the form prescribed is normally required to be filed with the IRD prior to the investment taking place and the investment may not be implemented until the review has been completed and the Minister of Industry Canada (“Minister”) (the Minister responsible for Investment Canada) is satisfied that the investment is likely to be of net benefit to Canada.  The Minister has up to 75 days to make this determination.  If the Minister is not satisfied that the investment is likely to be of net benefit to Canada, the non-Canadian must not implement the investment or, if the investment has been implemented, may be required to divest himself of control of the business that is the subject of the investment.

The following investments by non-Canadians are subject to notification under the ICA:

1.

An investment to establish a new Canadian business; and

2.

An investment to acquire control of a Canadian business that is not reviewable pursuant to the Act.

The following investments by a non-Canadian are subject to review under the ICA:

1.

An investment is reviewable if there is an acquisition of a Canadian business and the asset value of the Canadian business being acquired equals or exceeds the following thresholds:

(a)

For non-World Trade Organization (“WTO”)  investors, the threshold is $5 million for a direct acquisition and $50 million for an indirect acquisition; the $5 million threshold will apply however for an indirect acquisition if the asset value of the Canadian business being acquired exceeds 50% of the asset value of the global transaction;

(b)

Except as specified in paragraph (c) below, a threshold is calculated annually for reviewable direct acquisitions by or from WTO investors.  The threshold for 2004 is $227 million. Pursuant to Canada’s international commitments, indirect acquisitions by or from WTO investors are not reviewable;

39

(c)

The limits set out in paragraph (a) apply to all investors for acquisitions of a Canadian business that:

(i)

engages in the production of uranium and owns an interest in a producing uranium property in Canada;

(ii)

provides any financial service;

(iii)

provides any transportation services; or

(iv)

is a cultural business.

2.

Notwithstanding the above, any investment which is usually only notifiable, including the establishment of a new Canadian business, and which falls within a specific business activity, including the publication and distribution of books, magazines, newspapers, film or video recordings, audio or video music recordings, or music in print or machine-readable form may be reviewed if an Order-in-Council directing a review is made and a notice is sent to the Investor within 21 days following the receipt of a certified complete notification.

Generally speaking, an acquisition is direct if it involves the acquisition of control of the Canadian business or of its direct or indirect Canadian parent and an acquisition is indirect if it involves the acquisition of control of a non-Canadian direct or indirect parent of an entity carrying on the Canadian business.  No change of voting control will be deemed to have occurred if less than one-third of the voting control of a Canadian corporation is acquired by an investor.

A WTO investor, as defined in the ICA, includes an individual who is a national of a member country of the WTO or who has the right of permanent residence in relation that WTO member, a government or government agency of a WTO investor-controlled corporation, a limited partnership, trust or joint venture that is neither WTO-investor controlled or Canadian controlled of which two-thirds of its board of directors, general partners or trustees, as the case may be, are any combination of Canadians and WTO investors.

The ICA exempts certain transactions from the notification and review provisions of ICA, including, among others, (a) an acquisition of voting shares if the acquisition were made in the ordinary course of that persons’ business as a trader or dealer in securities; (b) an acquisition of control of the company in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; (c) the acquisition of voting interests by any person in the ordinary course of a business carried on by that person that consists of providing, in Canada, venture capital on terms and conditions not inconsistent with such terms and conditions as may be fixed by the Minister; and (d) acquisition of control of the company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the company, through the ownership of voting interests, remains unchanged.

E. TAXATION

Sprout Development does not expect that the offering of the Units will result in any material US tax consequences on US shareholders . However, each investor is advised to seek professional tax counsel regarding any potential tax liability as a result of the offering ..

40

F. DIVIDENDS AND PAYING AGENTS

All shares of Common Stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of Common

Stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the Common Stock will be paid in the future.

G. STATEMENT BY EXPERTS

The financial statements of Sprout Development, Inc. for the period from July 19, 2004 (incorporation date) to July 31, 2004, and related notes which are included in this Prospectus have been audited by Bateman & Co., Inc., P.C. Independent Certified Public Accountants, 5 Briardale Court, Houston, Texas 77027-2904; telephone (713) 552-9800; facsimile (713) 552-9700; and have been included in this registration statement in reliance upon the opinion of such accountants, given their authority as an expert in auditing and accounting. Sprout retains no other experts.

The legality of the shares of Common Stock to be registered hereby has been passed upon for Sprout Development, Inc., Demiantschuk, Milley, Burke, Hoffinger, Suite 1200, 1015 4th St. S.W., Calgary, Alberta, T2R-1J4; telephone number (403) 252-9937.

H. DOCUMENTS ON DISPLAY

We have filed with the Commission a registration statement on Form F-1 under the Securities Act covering the Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on Sprout Media, Inc., and the Common Stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the Commission's principal office upon payment of the fees prescribed by the Commission.

ITEM 12. DESCRIPTION OF SECURITIES

Warrants

The securities offered hereunder include 4,000,000 warrants, which are attached to the shares of common stock subject of this prospectus. The currently outstanding warrants are convertible into shares of common stock of Sprout Development on the basis of two warrants plus payment of an exercise price of $0.10 per for one (1) share of common stock of Sprout Development. Therefore, a total of 2,000,000 shares of our common stock could be issued as a result of the exercise of all of the Warrants.  The Warrant exercise period commences on the date the registration statement in which this prospectus is included becomes effective and expire twelve months from such date.  Sprout Development can redeem the Warrants at $0.001 per warrant if our common stock trades on any public market and closes at a bid price greater than $0.10 per share for any 10 consecutive trading days. We cannot redeem any Warrants that have been exercised. Sprout Development can otherwise redeem the Warrants at any time prior to their conversion upon at least sixty (60) days written notice to the Warrant holder. Sprout Development may redeem the Warrants in whole or in part.  If redemption is made in part, the Warrants called shall be determined by lot. The Warrants called for redemption may not be exercised after the date of redemption is set and notice of redemption is given to the Warrant holder by the warrant agent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah, 84117, Phone: (801)272-9294, Fax: (801)277-3147

42

.

[OUTSIDE BACK COVER OF PROSPECTUS]

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until ninety (90) days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

40

42

SPROUT DEVELOPMENT INC. (A development stage enterprise) Index to Financial Statements

Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
http://www.batemanhouston.com

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholders
Of Sprout Development, Inc.

We have audited the accompanying balance sheet of Sprout Development, Inc. (an Alberta, Canada corporation and a development stage enterprise) as of July 31, 2004, and the related statements of operations, stockholders’ equity, and cash flows from inception, July 19, 2004 t h rough July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sprout Development, Inc. (a development stage enterprise) as of July 31, 2004, and the results of its operations and its cash flows from inception, July19 2004 through July 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

BATEMAN & CO., INC., P.C.

Houston, Texas
September 14, 2004

F-2

Member
INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
Offices in Principal Cities Around The W orld

SPROUT DEVELOPMENT INC. (A development stage enterprise) Balance Sheet

July 31,
2004

ASSETS
Current assets:
Cash and cash equivalents	$79,758
Stock subscriptions receivable	10
Total current assets	79,768

Total assets	$79,768

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$300
Total current liabilities	300
Total liabilities	300

STOCKHOLDERS' EQUITY
Common stock, Class A voting shares, no par value, unlimited authorized,
18,000,000 shares issued and outstanding	80,010
Deficit accumulated during the development stage	(542)
Total stockholders' equity	79,468
Total liabilities and stockholders' equity	$79,768

The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC. (A development stage enterprise) Statement of Operations

Inception,
July 19, 2004
Through
July 31, 2004

Revenues	$-

General and administrative expenses	542
Total operating expenses	542
Income (loss) from operations	(542)

Other income (expense):	-
Income (loss) before taxes	(542)

Provision (credit) for taxes on income	-
Net income (loss)	$(542)

Basic and diluted earnings (loss) per common share	$-

Weighted average number of shares outstanding	16,739,583

The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC. (A development stage enterprise) Statement of Stockholders' Equity

			Deficit
			Accumulated
	Common Stock		During the
	Class A		Development
	Shares	Amount	Stage	Total

Inception, July 19, 2004	-	$-	$-	$-
Shares issued for cash and software license	18,000,000	80,010		80,010
Development stage net income (loss)			(542)	(542)
Balances, July 31,2004	18,000,000	$80,010	$(542)	$79,468

The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC. (A development stage enterprise) Statement of Cash Flows

Inception,
July 19, 2004
Through
July 31, 2004

Cash flows from operating activities:
Net income (loss)	$(542)
Adjustments to reconcile net income (loss) to cash
provided (used) by development stage activities:
Changes in current assets and liabilities:
Accounts Payable and Accrued Liabilities	300

Net cash flows from operating activities	(242)

Cash flows from investing activities:
Net cash flows from investing activities	-

Cash flows from financing activities:
Proceeds from sale of common stock	80,010
Less, Stock subscription receivable, collected after end of period	(10)
Net cash flows from financing activities	80,000
Net cash flows	79,758

Cash and equivalents, beginning of period	-
Cash and equivalents, end of period	$79,758

Supplemental cash flow disclosures:
Cash paid for interest	$-
Cash paid for income taxes	-

The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC. (A development stage enterprise) Notes to Financial Statements July 31, 2004

Note 1 - Organization and summary of significant accounting policies:
Following is a summary of our organization and significant accounting policies:

Organization and nature of business – Sprout Development Inc. (identified in these footnotes as “we” or the Company) is an Alberta, Canada corporation incorporated on July 19, 2004. We are currently based in Calgary, Alberta, Canada. We intend to use a July 31 fiscal year for financial reporting purposes.

Our president owns 78% of our shares and Puroil Technology, Inc. of Calgary, Alberta, Canada, owns 22% of our shares.

We intend to market web based software that provides a non-confrontational method for parents to communicate the schedules of their children in a co-parenting environment.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged a financial consulting firm to assist us in registering securities for trading by filing with the U.S. Securities and Exchange Commission. In h t e current development stage, we anticipate incurring operating losses as we implement our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises. The financial statements have been presented in U.S. dollars, which is our functional currency.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Deferred registration costs – Legal and other expenses related to the filing of a registration statement with the Securities and Exchange Commission, as described in Note 3 below, will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

Intangible assets– We acquired a software license from our majority shareholders in exchange for common stock. SEC rules dictate that transfers of nonmonetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the company's initial public offering should be recorded at the transferors' historical cost basis determined under generally accepted accounting principles. Since the shareholders had no cost basis in the license, no value was recorded for it.

SPROUT DEVELOPMENT INC. (A development stage enterprise) Notes to Financial Statements July 31, 2004

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of t h ese items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial n i struments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Federal income taxes- Deferred income taxes are reported for timing differences between items of n i come or expense reported in the financial statements and those reported for income tax purposes i n accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes , which requires the use of the asset/liability method of accounting for income taxes. Deferred income tax expenses and benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in t h e years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock – We have adopted FASB Statement Number 128, Earnings per Share, which requires presentation of basic and diluted EPS on the face of the i n come statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Because we experienced an operating loss during the period, the calculation of diluted earnings per share did not include the warrants described in Note 5, below, as the calculation would have been antidilutive.

Note 2 – Future operations:
At July 31, 2004, we were not currently engaged in an operating business and expect to incur development stage operating losses for the next year to eighteen months. We intend to rely on our officers and directors o t perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering (see Note 3 below), and thus will continue as a going concern during this period while the plans are i m plemented.

Note 3 – Commitments:
We have engaged a financial consulting firm to assist us in filing a registration statement with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public. We believe that doing this will enable us to raise the capital necessary to implement our business plan. Our financial consultant has agreed to perform the services necessary to file Form F-1 for a fee of $9,000, payable as

SPROUT DEVELOPMENT INC. (A development stage enterprise) Notes to Financial Statements July 31, 2004 prescribed milestones are met. Additional compensation of 25,000 shares of common stock will be due if h t e consultant’s efforts are successful in placing us with a market maker.

These costs will be deferred until the stock offering is completed, at which time they will be charged against h t e proceeds of the stock offering.

Note 4 - Federal income tax:
We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in h t e accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

Note 5 – Issuance of shares and warrants:
As of July 31, 2004, the Company had issued shares of its Class A, voting, no par value common stock as follows:

			Price Per
Date	Description	Shares	Price Per Share	Amount
07/19/04	Shares issued for cash and software license*	13,990,000	$0.000000715	$10
07/19/04	Shares issued for cash and software license*	10,000	$0.000000715	-
07/21/04	Shares issued for cash	1,875,000	$0.02	37,500
07/23/04	Shares issued for cash	1,300,000	$0.02	26,000
07/26/04	Shares issued for cash	625,000	$0.02	12,500
07/28/04	Shares issued for cash	200,000	$0.02	4,000
07/31/04	Cumulative Totals	18,000,000		$80,010

* Restricted shares issued to officers of the Company were subscribed and issued at July 31, 2004, but not paid. The subscriptions were fully paid on September 9, 2004. Pursuant to EITF Abstract 85-1, the ss i uance of the shares has been recorded at July 31, 2004. In connection with the issuance of these shares, we also received an exclusive software license for a divorced-parent, child-time-management software concept. We have determined that the software license had no fair value at the time of issuance. Moreover, SEC rules dictate that transfers of nonmonetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the company's initial public offering should be recorded at the transferors' historical cost basis determined under generally accepted accounting principles. Therefore, since the shareholders had no cost basis in the license, capital stock has been credited only in the amount of the cash received.

In connection with the sale of 4,000,000 shares for cash noted above, we also issued 4,000,000 warrants to t h e same purchaser. The warrants become effective concurrent with the effective date of the Form F-1 that we intend to file with the Securities and Exchange Commission, and expire one year later. They allow the

SPROUT DEVELOPMENT INC. (A development stage enterprise) Notes to Financial Statements July 31, 2004 holder to purchase 1 share of common stock for each 2 warrants tendered, at a price of $0.10 per share. Under certain circumstances, based on the performance of our stock on the open market, we may redeem h t e warrants for $0.0001 per share. At the time of issuance, management determined that the warrants did not have any fair market value.

We are also authorized to issue an unlimited number of Class B voting common shares, Class C non-voting common shares, and Class D non-voting common shares, and 5,000,000 shares of Class E non-voting preferred shares. None of these other classes of shares had been issued at the date of the financial statements.

Note 6 - New accounting pronouncements:
The following recent accounting pronouncements:

•	FASB Statements, and
	•	Number 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections
	•	Number 146, Accounting for Costs Associated with Exit or Disposal Activities,
	•	Number 147, Acquisitions of Certain Financial Institutions – an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,
	•	Number 148, Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123 ,
	•	Number 149, Amendment of Statement 133 on Derivative Investments and Hedging Activities,
	•	Number 150, Financial Instruments with Characteristics of Both Liabilities and Equity,

•	FASB Interpretations
•
Number 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others – and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34

	•	Number 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51

are not currently expected to have a material effect on our financial Statements.

SPROUT DEVELOPMENT INC. (A development stage enterprise) Index to Financial Statements

F-1

SPROUT DEVELOPMENT INC. (A development stage enterprise) Balance Sheet (Unaudited)

January 31,
2005

ASSETS
Current assets:
Cash and cash equivalents	$71,028
Total current assets	71,028

Other assets:
Deferred registration costs	5,000
Total assets	$76,028

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$4,156
Total current liabilities	4,156
Total liabilities	4,156

STOCKHOLDERS' EQUITY
Common stock, Class A voting shares, no par value, unlimited authorized,
18,000,000 shares issued and outstanding	80,010
Deficit accumulated during the development stage	(8,138)
Total stockholders' equity	71,872
Total liabilities and stockholders' equity	$76,028

F-2
The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC. (A development stage enterprise) Statements of Operations (Unaudited)

	Inception,
	July 19, 2004	Six Months
	Through	Ended
	January 31,	January 31,
	2005	2005

Revenues	$-	$-

General and administrative expenses:
Professional fees	8,071	7,536
Other general and administrative expenses	67	60
Total operating expenses	8,138	7,596
Income (loss) from operations	(8,138)	(7,596)

Other income (expense):	-	-
Income (loss) before taxes	(8,138)	(7,596)

Provision (credit) for taxes on income	-	-
Net income (loss)	$(8,138)	$(7,596)

Basic and diluted earnings (loss) per common share		$(0.00)

Weighted average number of shares outstanding		18,000,000

F-3
The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC. (A development stage enterprise) Statement of Stockholders' Equity (Unaudited)

			Deficit
			Accumulated
	Common Stock		During the
	Class A		Development
	Shares	Amount	Stage	Total

Inception, July 19, 2004	-	$-	$-	$-
Shares issued for cash and software license	18,000,000	80,010		80,010
Development stage net income (loss)			(542)	(542)
Balances, July 31, 2004	18,000,000	$80,010	$(542)	$79,468

Development stage net income (loss)			(7,596)	(7,596)
Balances, January 31, 2005	18,000,000	$80,010	$(8,138)	$71,872

F-4
The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC. (A development stage enterprise) Statements of Cash Flows (Unaudited)

	Inception,
	July 19, 2004	Six Months
	Through	Ended
	January 31,	January 31,
	2005	2005
Cash flows from operating activities:
Net income (loss)	$(8,138)	$(7,596)
Adjustments to reconcile net income (loss) to cash
provided (used) by development stage activities:
Changes in current assets and liabilities:
Accounts payable and accrued expenses	4,156	3,856
Net cash flows from operating activities	(3,982)	(3,740)

Cash flows from investing activities:	-	-
Net cash flows from investing activities	-	-

Cash flows from financing activities:
Proceeds from sale of common stock	80,010	-
Change in stock subscription receivable	-	10
Change in deferred registration costs	(5,000)	(5,000)
Net cash flows from financing activities	75,010	(4,990)
Net cash flows	71,028	(8,730)

Cash and equivalents, beginning of period	-	79,758
Cash and equivalents, end of period	$71,028	$71,028

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-
Cash paid for income taxes	-	-

F-5
The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC. (A development stage enterprise) Notes to Financial Statements January 31, 2005 (Unaudited)

The accompanying unaudited interim financial statements include all adjustments, which in the opinion of management, are necessary in order to make the accompanying financial statements not misleading, and are of a normal recurring nature. However, the accompanying unaudited financial statements do not include all of the information and footnotes necessary for a complete presentation of financial position, results of operations, cash flows and stockholders’ equity in conformity with generally accepted accounting principles. Except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements included in our audited financial statements included in Form F-1 for the period ended July 31, 2004. Operating results for the period ended January 31, 2005, are not necessarily indicative of the results that can be expected for the fiscal year ending July 31, 2005.

Note 1 – Future operations:
At January 31, 2005, we were not currently engaged in an operating business and expect to incur development stage operating losses for the next year to eighteen months. We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering, and thus will continue as a going concern during this period while the plans are implemented.

Note 2 – Deferred registration costs:
We have engaged a financial consulting firm to assist us in filing a registration statement with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public. We believe that doing this will enable us to raise the capital necessary to implement our business plan. Our financial consultant has agreed to perform the services necessary to file Form F-1 for a fee of $9,000, payable as prescribed milestones are met. Additional compensation of 25,000 shares of common stock will be due if the consultant’s efforts are successful in placing us with a market maker.

At January 31, 2005, we had incurred $5,000 of the agreed upon amount. These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

Note 3 - Federal income tax:
We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized. At January 31, 2005, we had a net operating loss carryover approximating $8,100, which expires beginning in 2024.

Note 4 – Issuance of shares and warrants:
Since inception, July 19, 2004, the Company has issued shares of its Class A, voting, no par value common stock as follows:

F-6

SPROUT DEVELOPMENT INC. (A development stage enterprise) Notes to Financial Statements January 31, 2005 (Unaudited)

Date	Description	Shares	Price Per Share	Amount
07/19/04	Shares issued for cash and software license*	13,990,000	$0.000000715	$10
07/19/04	Shares issued for cash and software license*	10,000	$0.000000715	-
07/21/04	Shares issued for cash	1,875,000	$0.02	37,500
07/23/04	Shares issued for cash	1,300,000	$0.02	26,000
07/26/04	Shares issued for cash	625,000	$0.02	12,500
07/28/04	Shares issued for cash	200,000	$0.02	4,000
01/31/05	Cumulative Totals	18,000,000		$80,010

* Restricted shares issued to officers of the Company were subscribed and issued at July 31, 2004, but not paid. The subscriptions were fully paid on September 9, 2004. Pursuant to EITF Abstract 85-1, the issuance of the shares has been recorded at July 31, 2004. In connection with the issuance of these shares, we also received an exclusive software license for a divorced-parent, child-time-management software concept. We have determined that the software license had no fair value at the time of issuance. Moreover, SEC rules dictate that transfers of nonmonetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the company's initial public offering should be recorded at the transferors' historical cost basis determined under generally accepted accounting principles. Therefore, since the shareholders had no cost basis in the license, capital stock has been credited only in the amount of the cash received.

In connection with the sale of 4,000,000 shares for cash noted above, we also issued 4,000,000 warrants to the same purchaser. The warrants become effective concurrent with the effective date of the Form F-1 that we intend to file with the Securities and Exchange Commission, and expire one year later. They allow the holder to purchase 1 share of common stock for each 2 warrants tendered, at a price of $0.10 per share. Under certain circumstances, based on the performance of our stock on the open market, we may redeem the warrants for $0.0001 per share. At the time of issuance, management determined that the warrants did not have any fair market value.

We are also authorized to issue an unlimited number of Class B voting common shares, Class C non-voting common shares, and Class D non-voting common shares, and 5,000,000 shares of Class E non-voting preferred shares. None of these other classes of shares had been issued at the date of the financial statements.

F-7

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Alberta law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT

LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

ITEM EXPENSE

SEC Registration Fee	$ 126.70
Legal Fees and Professional Expenses	$ 25,000.00
Accounting Fees and Expenses	$ 4,000.00
Miscellaneous/Reserve	$ 848.10

Total	$ 30,000.00
===========

RECENT SALES OF UNREGISTERED SECURITIES

On July 19, 2004, we issued 13,990,000 restricted shares of our Common Stock to Darryl Cozac, our President, CFO and Director, as consideration for establishing the Company and contributing the concept underlying the Company’s business plan and the payment of $10.00.

On July 30, 2004, 10,000 shares of Sprout Development were issued to Jim Balsara, our Secretary and Director, for $0.01.

On July 30, 2004, we issued 4,000,000 shares of Common Stock and 4,000,000 share purchase warrants to Puroil Technology Inc., in consideration of cash payment of US$80,000.00.

The foregoing issuances of shares of common stock were exempt from registration pursuant to Rule 506 of Regulation D promulgated by the Securities & Exchange Commission under the Securities Act of 1934. Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Each purchaser represented to us that he was purchasing the securities for his own account and not for the account of any other persons. Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. No underwriters were used in these transactions and no fees or commissions were paid in connection with these transactions. All of the purchasers were “accredited investors” as that term is defined in Regulation D.

EXHIBITS

Exhibit Number	Exhibit Description	Filed
3.1	Articles of Incorporation	Incorporated by reference to the Exhibits filed with Sprout February 16, 2005.
3.2	Bylaws	Incorporated by reference to the Exhibits filed with Sprout Development’ Form F-1 filed on October 14, 2004
4.1	Warrant Agency Agreement	Incorporated by reference to the Exhibits filed with Sprout Development’ Form F-1 filed on October 14, 2004
10.1	License Agreement dated July 19, 2004 entered into with Daryl Cozac	Incorporated by reference to the Exhibits filed with Sprout Development’ Form F-1 filed on October 14, 2004
10.2	Consulting Agreement with International Securities Group, Ltd., dated August 6, 2004	Incorporated by reference to the Exhibits filed with Sprout Development’ Form F-1 filed on February 26, 2005.
5	Legal Opinion of Demiantschuk, Milley, Burke, Hoffinger	Incorporated by reference to the Exhibits filed with Sprout Development’ Form F-1 filed on May 10, 2005
23.1	Consent of Experts- Bateman & Co.	Filed herewith
23.2	Consent of Demiantschuk, Milley, Burke, Hoffinger	Filed as part of Exhibit 5

UNDERTAKINGS

We hereby undertake to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the face page of the effective registration statement; or

(iii)

Include any additional or changed material information on the plan of distribution

1.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

2.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

3.

File a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form F-1 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the city of Calgary, Alberta, on this 12 th day of   July , 2005

SPROUT DEVELOPMENT, INC.

By: /s/ Darryl Cozac

Name:

Darryl Cozac

Title:

President, principal executive officer

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Darryl Cozac

/s/ Jim Balsara

DARRYL COZAC

JIM BALSARA

Title : President, CFO, Treasurer,

Title : Secretary & Director

Director, Principal Executive Officer

& Principal Accounting Officer

Date:

July 12 , 2005

Date:

July 12 , 2005

As Authorized Representative of Sprout Development Inc. in the United States

By : /s/ W. Scott Lawler

Name: W. Scott Lawler, Esq.

Date: July 12 , 2005